CONSENT OF ERNST & YOUNG LLP,
                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We  consent  to  the  references  to  our  firm  under  the  captions "Financial
Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement ofAdditional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 164 to File No. 033-42484; Amendment No. 165 to File No. 811-06400) of The Advisors' Inner Circle Fund of our report dated August 29, 2011, included in the WHG Dividend Growth Fund 2011 Annual Report to shareholders.


                                                            /s/ERNST & YOUNG LLP

Philadelphia,  Pennsylvania
October  28,  2011